EXHIBIT 3.3
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                                                            | FILED #C29848-01 |
                                                            |     DEC 06 2001  |
                                                            | IN THE OFFICE OF |
                                                            |                  |
DEAN HELLER                           Certificate of        |   DEAN HELLER    |
Secretary of State                       Amendment          |SECRETARY OF STATE|
101 North Carson Street, Suite 3 (PURSUANT TO NRS 78.380) -------------------- Carson City, Nevada 89701-4786
(775) 684-5706
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          Important: Read attached Instructions before completing form.
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              Certificate of Amendment to Articles of Incorporation
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                         For Nevada Profit Corporations
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               (Pursuant to NRS 78.380 - Before Issuance of Stock)
                              -Remit in Duplicates-

1.   Name of corporation:  Coleman Energy U.S., Inc.    (File # C29848-2001)
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2.   The articles  have been amended as follows  (provide  article  numbers,  if available):

Article I: The name of the Corporation is: World Energy Resource Group Inc.
Article II: The corporation is authorized to issue the following shares:
Two  hundred  million  (200,000,000)  shares of  common  stock at a par value of
$0.0001
Two hundred million (200,000,000) shares of preferred stock at a par value of $0.0001

3.   The  undersigned  declare that they  constitute at least  two-thirds of the
                                                     --------------------
     incorporators (check)
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     Or of the board of directors (check)   X
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4.   The date upon which the original articles of incorporation  were filed with the Secretary of State:  November 8, 2001.
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5.   The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued.

6.   Signatures:


/s/ David Batrick, Director
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Signature                                 Signature



IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.









                       Nevada Secretary of State Form 78.380 PROFIT AMEND1995.01
                                                            Revised on: 03/06/00